Exhibit 99.1

Saia Reports Second Quarter Results

JOHNS CREEK, GA – July 26, 2024 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2024 financial results. Diluted earnings per share for the quarter were $3.83 compared to $3.42 in the second quarter of 2023.

Highlights from the second quarter operating results were as follows:

Second Quarter 2024 Compared to Second Quarter 2023 Results

•
Revenue was $823.2 million, an 18.5% increase
•
Operating income was $137.6 million, a 14.4% increase
•
Operating ratio of 83.3% compared to 82.7%
•
LTL shipments per workday increased 18.1%
•
LTL tonnage per workday increased 9.7%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue, increased 8.7%
•
LTL revenue per shipment, excluding fuel surcharge revenue, increased 1.0%

Saia President and CEO, Fritz Holzgrefe, commented on the quarter stating, “During the quarter, we successfully opened six new terminals and relocated two others in new and established markets, while maintaining our high service standards. Successfully opening and relocating terminals required investments in employee hiring, training and other costs that come in advance of opening and revenue generation. We are pleased to see the continued customer acceptance of these facilities, as well as the 23 other terminals opened in the last three years. We are excited about the opening of our new Stockton, California and Davenport, Iowa terminals earlier this week, and as we move through the rest of 2024, we plan to continue executing on our opening timeline, with the potential to open an additional 10 to 13 new terminals this year.”

“Disruptions in the LTL market that commenced in 2023 and our continued long-term investments in our network have resulted in share gains, including in some markets that we traditionally have not participated in, introducing both new challenges and opportunities. Most notably, the mix of business that we are handling post-disruption is more retail in nature and tends to be lighter weighted. This, coupled with a softer macroeconomic environment, has been a drag on revenue per bill and on our operating ratio. Our growth and expansion efforts over the past several years have positioned us to grow market share and

Saia, Inc. Second Quarter 2024 Results

provide service for our customers in new markets. We expect over the coming quarters to maintain high service levels as we continue to develop these markets, and we have doubled down on our quality focus by increasing our training investment in our new team members. We know that customer service and quality create long-term value for customers, and a value creating opportunity for Saia shareholders,” concluded Holzgrefe.

Executive Vice President and CFO, Matt Batteh, noted that, “While the freight backdrop and macroeconomic conditions remain uncertain, we believe our operating trends support the continued execution of our long-term growth strategy. With each new terminal opening, we better position ourselves to provide further value to our existing customers and develop relationships with new customers in new and established markets. We believe our performance over the last several years has positioned us for this record investment in the business, and our customers clearly see the value in our service and support our growth initiatives.”

Financial Position and Capital Expenditures

We ended the second quarter of 2024 with $11.2 million of cash on hand and total debt of $176.7 million, which compares to $235.0 million of cash on hand and total debt of $21.4 million at June 30, 2023.

Net capital expenditures were $681.3 million during the first six months of 2024, compared to $226.5 million in net capital expenditures during the first six months of 2023. Capital expenditures through the second quarter include $235.7 million to secure properties as part of the Yellow Corporation auction process. In 2024, we anticipate that net capital expenditures will be approximately $1 billion, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-800-715-9871 or 1-646-307-1963 referencing conference ID #4962445. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through August 25, 2024 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-800-770-2030 or 1-609-800-9909 referencing conference ID #4962445.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 202 terminals with national service. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Saia, Inc. Second Quarter 2024 Results

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” "potential" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in operating expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) unexpected liabilities resulting from the acquisition of real estate assets; (10) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (11) failure to keep pace with technological developments; (12) liabilities and costs arising from the use of artificial intelligence; (13) labor relations, including the adverse impact should a portion of our workforce become unionized; (14) cost, availability and resale value of real property and revenue equipment; (15) supply chain disruption and delays on new equipment delivery; (16) capacity and highway infrastructure constraints; (17) risks arising from international business operations and relationships; (18) seasonal factors, harsh weather and disasters caused by climate change; (19) economic declines in the geographic regions or industries in which our customers operate; (20) the creditworthiness of our customers and their ability to pay for services; (21) our need for capital and uncertainty of the credit markets; (22) the possibility of defaults under our debt agreements, including violation of financial covenants; (23) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (24) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (25) dependence on key employees; (26) employee turnover from changes to compensation and benefits or market factors; (27) increased costs of healthcare benefits; (28) damage to our reputation from adverse publicity, including from the use of or impact from social media; (29) failure to make future acquisitions or to achieve acquisition synergies; (30) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (31) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (32) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine

Saia, Inc. Second Quarter 2024 Results

emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (33) unforeseen costs from new and existing data privacy laws; (34) costs from new and existing laws regarding how to classify workers; (35) changes in accounting and financial standards or practices; (36) widespread outbreak of an illness or any other communicable disease; (37) international conflicts and geopolitical instability; (38) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (39) provisions in our governing documents and Delaware law that may have anti-takeover effects; (40) issuances of equity that would dilute stock ownership; (41) weakness, disruption or loss of confidence in financial or credit markets; and (42) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

# # #

CONTACT: Saia, Inc.

Matthew Batteh

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets

Current Assets:
Cash and cash equivalents	$11,169	$296,215
Accounts receivable, net	375,868	311,742
Prepaid expenses and other	59,024	40,737
Total current assets	446,061	648,694

Property and Equipment:
Cost	3,535,457	2,881,800
Less: accumulated depreciation	1,194,231	1,118,492
Net property and equipment	2,341,226	1,763,308
Operating Lease Right-of-Use Assets	127,441	118,734
Other Assets	42,394	52,829
Total assets	$2,957,122	$2,583,565

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$155,590	$141,877
Wages, vacation and employees' benefits	62,614	75,514
Other current liabilities	75,985	68,735
Current portion of long-term debt	7,577	10,173
Current portion of operating lease liability	26,062	25,757
Total current liabilities	327,828	322,056

Other Liabilities:
Long-term debt, less current portion	169,098	6,315
Operating lease liability, less current portion	97,480	96,462
Deferred income taxes	159,925	155,841
Claims, insurance and other	66,705	61,397
Total other liabilities	493,208	320,015

Stockholders' Equity:
Common stock	27	27
Additional paid-in capital	287,611	285,092
Deferred compensation trust	(6,820)	(5,679)
Retained earnings	1,855,268	1,662,054
Total stockholders' equity	2,136,086	1,941,494
Total liabilities and stockholders' equity	$2,957,122	$2,583,565

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2024 and 2023
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2024	2023	2024	2023
Operating Revenue	$823,244	$694,622	$1,578,019	$1,355,157

Operating Expenses:
Salaries, wages and employees' benefits	372,240	311,888	713,953	610,844
Purchased transportation	61,047	49,771	113,554	96,498
Fuel, operating expenses and supplies	160,877	133,490	317,202	275,115
Operating taxes and licenses	19,693	17,457	39,459	34,522
Claims and insurance	18,828	16,956	36,291	31,015
Depreciation and amortization	52,536	44,658	101,385	87,538
Other operating, net	430	147	670	227
Total operating expenses	685,651	574,367	1,322,514	1,135,759

Operating Income	137,593	120,255	255,505	219,398

Nonoperating (Income) Expenses:
Interest expense	2,412	458	2,954	1,146
Interest income	(110)	(487)	(865)	(627)
Other, net	(326)	(990)	(1,114)	(1,493)
Nonoperating (income) expenses, net	1,976	(1,019)	975	(974)

Income Before Income Taxes	135,617	121,274	254,530	220,372
Income Tax Provision	33,098	29,955	61,316	52,956
Net Income	$102,519	$91,319	$193,214	$167,416

Weighted average common shares outstanding - basic	26,691	26,634	26,682	26,617
Weighted average common shares outstanding - diluted	26,802	26,736	26,798	26,722

Basic earnings per share	$3.84	$3.43	$7.24	$6.29
Diluted earnings per share	$3.83	$3.42	$7.21	$6.27

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2024 and 2023
(Amounts in thousands)
(Unaudited)
	Six Months
	2024	2023
Operating Activities:
Net cash provided by operating activities	$237,242	$291,405
Net cash provided by operating activities	237,242	291,405
Investing Activities:
Acquisition of property and equipment	(681,919)	(227,022)
Proceeds from disposal of property and equipment	643	529
Other	4,999	–
Net cash used in investing activities	(676,277)	(226,493)
Financing Activities:
Borrowing of revolving credit facility, net	67,000	–
Borrowing of private shelf agreement	100,000	–
Proceeds from stock option exercises	1,993	2,250
Shares withheld for taxes	(7,968)	(8,928)
Other financing activity	(7,036)	(10,627)
Net cash provided by (used in) financing activities	153,989	(17,305)
Net (Decrease) Increase in Cash and Cash Equivalents	(285,046)	47,607
Cash and Cash Equivalents, beginning of period	296,215	187,390
Cash and Cash Equivalents, end of period	$11,169	$234,997

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2024 and 2023
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2024	2023	Change	2024	2023	Change
Workdays				64	64
Operating ratio	83.3%	82.7%
LTL tonnage (1)	1,559	1,421	9.7	24.36	22.20	9.7
LTL shipments (1)	2,327	1,970	18.1	36.36	30.78	18.1
LTL revenue/cwt.	$25.75	$23.85	8.0
LTL revenue/cwt., excluding fuel surcharge	$21.69	$19.96	8.7
LTL revenue/shipment	$345.07	$344.08	0.3
LTL revenue/shipment, excluding fuel surcharge	$290.72	$287.90	1.0
LTL pounds/shipment	1,340	1,443	(7.1)
LTL length of haul (2)	888	892	(0.4)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.